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                                  ASSURANT(R)

                           One Chase Manhattan Plaza
                               New York, NY 10005
                                 T 212.859.7000
                                www.assurant.com

April 30, 2010

Board of Directors
Union Security Life Insurance Company of New York
212 Highbridge Street, Suite D
Fayetteville, NY 13066

Re: Union Security Life Insurance Company of New York

Ladies and Gentlemen:

I have acted as corporate counsel to Union Security Life Insurance Company of New York (the "Company"), a New York insurance company, in connection with the registration of securities in the form of certain modified guaranteed annuities (the "Contracts") under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-1 (the "Registration Statement"). I am furnishing this opinion letter to you at the Company's request to enable the Company to fulfill the requirements of Item 16 of the U.S. Securities and Exchange Commission's (the "Commission") Form S-1 and Item 601(b)(5) of the Commission's Regulation S-K. In connection with my opinion, I have examined such documents (including the Registration Statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation validly existing as a stock life insurance company under the laws of New York and is duly authorized by the Insurance Department of the State of New York to issue the Contracts (as defined in the Registration Statement).

2. To my knowledge, the forms of the Contracts that will be issued by the Company have been filed in states where it is eligible for approval and upon issuance will be valid and binding obligations of the Company.

This opinion letter is provided to the Company for its use solely in connection with the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without my express written consent, except that the Company may file a copy of this opinion letter with the Commission as an exhibit to the Registration Statement. No opinion may be implied or inferred beyond those expressly stated above. This opinion letter is rendered as of the date hereof, and I have no obligation to update this opinion letter.

Sincerely,

/s/ Raj B. Dave
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Raj B. Dave
Assistant Secretary